UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 24, 2018
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ⃞

Item 5.07           Submission of Matters to a Vote of Security Holders.

Access National Corporation (the “Company”) (Nasdaq: ANCX) held its Annual Meeting of Shareholders on May 24, 2018, at which two (2) proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 12, 2018 (the “2018 Proxy Statement”). Below are the final results for each proposal.

Proposal 1

The Company’s shareholders elected four (4) Class I directors to serve until the 2021 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

	For	Withhold	Broker Non-Votes
Michael G. Anzilotti	13,379,239	1,365,927	-0-
Michael W. Clarke	14,348,344	396,822	-0-
Gary D. LeClair	14,281,897	463,269	-0-
Janet A. Neuharth	14,288,849	456,317	-0-

The following Class II and Class III directors, whose terms expire in 2019 and 2020, respectively, continued in office: Class II – Childs F. Burden, J. Randolph Babbitt, Thomas M. Kody and Robert C. Shoemaker; Class III – John W. Edgemond, IV, Martin S. Friedman, John C. Lee, IV and Mary Leigh McDaniel.

Proposal 2

The Company’s shareholders approved the advisory proposal regarding the compensation of the Company’s named executive officers as disclosed in the 2018 Proxy Statement.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,002,833	2,607,934	134,399	-0-

No other matters were voted on at the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	May 31, 2018	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer